Ryca Motors

Harnessing the power of AI and AR to revolutionize the multi-billion dollar automotive parts industry. Created by the leading manufacturer of motorcycle kits.


FantomView

Invest

$100.27 minimum investment

DEADLINE: January 19, 2024

in 2 months

SHARE PRICE

$2.71

TOTAL RAISED

$0

VALUATION

$6,017,850

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

In 2010, RYCA changed the motorcycle customization game with our modular kits, helping thousands of garage builders turn average bikes into show-stopping cafe racers. The kits were a package of bolt-on parts (no welding required) and made it easy for a novice to get professional-quality results, even if they had never built a custom bike before.



Tested

MEET THE MAKERS

BY BEN STEWART

Ryca Motors co-owners Casey Stevenson (near right) and Ryan Rajewski design and build most of the parts found in their CS-1 café-racer conversion kit.

Some Assembly Worth It

Café racers are surging in popularity, but new bikes can be pricey. Consider Ryca Motors' DIY kit.

Take a look around the hippest neighborhoods across the country and you'll see motorcycles that look like something out of an old Steve McQueen movie—retro, minimalist, and tough. These bikes revive the 1960s café-racer look made popular when European kids stripped down their small-displacement bikes to zip from one café hangout to another.

Ryca Motors, in Whittier, California, has picked up on this trend, creating a DIY option for bikers who don't mind cracking open their toolboxes. With Ryca's bolt-on CS-1 kit, you can convert a dorky Suzuki S40 or Savage into café coolness. And while the transformation is drastic, the price tag isn't. Used versions of both bikes can be found for around $2000, and the kit starts at $2695. That's a slick, home-built custom for less than $5000.

"We realized people wanted to have a connection with their motorcycle," Ryan Rajewski, the "Ry" in Ryca, says. "They want that sense of accomplishment."

The kit doesn't require any welding, so a confident wrencher can complete a full modification in 60 to 80 hours. The project includes swapping most major parts, including the clubman-style handlebars that give a café racer its aggressive riding position. A converted bike looks factory-finished and is 80 pounds lighter, making it very nimble. Because the smooth 650-cc single cylinder is left untouched, a Ryca lacks the rawness found in a classic café, but it still has enough punch for easy city cruising.

"We hear some touching stories that come from these builds," Casey Stevenson, the "ca," says. "Finish this bike and tell me you didn't have an awesome experience."

BEFORE

AFTER

MOTO MAKEOVER
Along with the classic clubman-style handlebars, other notable Ryca modifications include larger wheels, a customized fuel tank and tail, and a new suspension and exhaust setup.

MORE RETRO RIDES

AVA SWIFT 250
At just $3900, the AVA Swift 250—which starts out as a Chinese commuter bike—is possibly the least expensive way on two wheels to turn heads. This timelessly cool 250-cc café is a perfect scooter alternative.

DEUS KTM 690 DUKE CAFE KIT
Deus Ex Machina's prices hurt, but the new KTM Duke kit (about $6000, plus $9000 or so for a 690 Duke) brings Deus to the masses—sort of. This neocafé is a serious track star.

ROLAND SANDS HARLEY-DAVIDSON SPORTSTER
Sands has a fat catalog of parts to turn a Harley Sportster into an evil-looking custom café. Have the shop do the work, or spin your own wrenches to save some dough.

58 JULY/AUGUST 2014/POPULAR MECHANICS

PHOTOGRAPHS BY CHRIS MCPHERSON

PROP STYLING BY STILL SETS



There was a big problem: dozens of components and options had to be configured online when ordering a kit. Despite photos and videos, it was difficult for the customer to visualize the end product, and ultimately, we had a high return rate on parts and accessories (many scratched and damaged).

Desperate for a better way, we started experimenting with augmented reality (AR) for product visualization. To develop and test our FantomView prototype, we created the world's first custom bike built with AR. We're now focused on building FantomView into a fully-featured platform for the automotive and powersports industries.




191
190


BUILDING THE CS-1X WITH AR
Muffler sizing & fabrication
Side cover design
Tank selection & fitment
Clip-on handlebar position
Seat selection & fitment
Foot controls positioning
Tire selection
RYCA

PROBLEM

93% of auto parts buyers do online research before making a purchase.

Millions of people love to customize their own vehicles, but finding the right parts online can be a major challenge. Shopping online, consumers may ask themselves:

- "Will the parts fit?" Fitment guides are often inaccurate and incomplete.
- "Will the parts work together?" Many aftermarket parts are not compatible with each other.
- "Can I install the parts myself?" Installation guides can be difficult to find and confusing to follow.
- "Will the parts look good?" It's hard to know how everything will look in real life after it's installed.


$ 15.99
BUY

SOLUTION

We knew from experience that customers need a way to visualize parts on their vehicles before purchase.

One day, a guy came into the shop for a new seat for his cafe racer. We showed him everything we had on the shelves, even offered to make him something custom, but he couldn't be convinced. Before he left, he said, "I just wish I could see it on my bike before I buy it." We had heard that comment before, so we started seriously thinking about using augmented reality for product visualization.

Luckily, Casey had re-connected with a friend who was a pioneer in the field of AR, and had just moved to Los Angeles (our HQ) from the bay area. Within a few months, we had built a proof-of-concept for an AR motorcycle configurator.

To make the AR magic happen, the app needs to recognize and continuously track the vehicle in front of you (no easy task). Initially, we used off-the-shelf object trackers from 3rd parties, but discovered the downsides:

1. They are very expensive to license.
2. They are not optimized for large objects like cars and motorcycles.
3. They use old-school computer vision techniques and have issues with bad lighting, reflections, and shadows.

We needed a state of the art 3D tracking system to power our augmented reality applications, so we built our own from the ground up.


Patent-Pending AI Vehicle Tracking System
Video Streaming
First pose detected?
Yes
No
Global Pose Estimation Module
Pose Refinement Module
Model Projection (AR Visualization)

Our patent-pending technology uses AI to precisely locate and track the position of a wide range of vehicles. Virtual parts simply snap into place, with no manual adjustment, and can be viewed from any angle. Color and finish options can be customized on the fly. The seamless blend of real and virtual is now possible.

How does it work?

- Each part and accessory in the FantomView catalog has a unique QR code.
- Retailers display the QR code on the product pages of their websites.
- Use the QR to open the app on your phone or tablet.
- Put your vehicle in the field of view and FantomView will "install" the part, ready to be configured.





Test out different color and finish options in real-time.



See exploded views and installation instructions.



Use x-ray vision to detect clearance issues.

We believe Augmented Reality is the future of parts sales and service.

Vehicle owners can have the ultimate “try-before-you-buy” tool.

Retailers can reduce returns and provide next-level tech support.

Dealerships can create showroom displays and boost accessory sales.

Manufacturers can design and market their products more efficiently.



Custom Car Wheels



Body Kits



Motorcycle Accessories



Window Tinting

SUCCESS TO DATE

- 2010: Changed the motorcycle customization game with modular kits.
- 2018: Developed proof of concept for customizing motorcycles with AR.
- 2020: Created one of the world's first custom bikes built with AR.
- 2021: Raised seed round from 330 investors.
- 2023: Completed first prototype of A.I. tracking system (patent-pending).

BUSINESS MODEL

We plan on driving revenue from multiple sources:

Licensing: The same core tracking technology we built to power our own apps can be licensed to anyone who needs to create AR content for cars and motorcycles, including OEMs and game developers. Our tracking system is planned to be available as an SDK (software development kit) for popular game engines.

Selling apps to vehicle owners: Our products are planned to be available to buy directly from app stores with optional upgrades.

SaaS subscriptions for dealerships, online retailers, and parts manufacturers: B2B customers will pay a monthly fee to create specialized 3D models, maintain them in a virtual parts catalog, and allow their customers to easily view them with AR.

In-app advertising: Brands can pay to have their parts shown as suggested add-ons. For example, a set of cargo bags could be suggested to a customer while they are shopping and configuring a roof rack for their Jeep, with everything viewable in AR.



Revenue streams from 4 customer segments
SALES & MARKETING
PROTOTYPING / DESIGN
360 PRODUCT SPINS
TECH SUPPORT
Manufacturers
SALES & MARKETING
PRODUCT DISPLAYS
SHOWROOM DEMOS
MAINTENANCE
Dealerships
SALES & MARKETING
360 PRODUCT SPINS
TECH SUPPORT
Online Retailers
SHOPPING / DISCOVERY
TECH SUPPORT
MAINTENANCE
REPAIR
Vehicle Owners


Customer Acquisition
INSIDE SALES
DISTRIBUTOR PARTNERSHIPS
RYCA WEBSITE & SOCIAL MEDIA
Customer Builds
Case Studies
White Papers
PRODUCT DEMOS
DEALERSHIPS
$ Onboarding
RETAILERS
$ Onboarding
MANUFACTURERS
$ Onboarding
$ 3D Asset Creation
CONSUMERS
Freemium Downloads
TIERED PRICING
UPGRADES
$
$
$
$

MARKET


Global Automotive Aftermarket Parts Market
2022
$751 Billion
2030
>$1 Trillion
93% of auto parts buyers do online research before purchase.

- The global automotive aftermarket size was valued at USD 751.61 billion in 2022. It is expected to expand to USD 1167.09 billion by 2030 and it is growing at a CAGR of 5.49%.
- US motorcycle industry revenues are $28B per year with a 30% profit margin on parts and accessories.
- Custom aftermarket wheels alone account for over $5B in revenue.
- The augmented reality market size was USD 42.20 billion in 2022. It is expected to reach USD 1109.71 billion by 2030. The augmented reality market will exhibit a CAGR of 50.7% during the forecast period, 2023-2030.

PRESS


Jay Leno's
Garage
RYCA

- **BikeExif**
  "AR makes a lot of sense in the custom world. And if RYCA pull it off, it could change the way we modify motorcycles forever."
- **RideApart**
  "It seems like RYCA is staying ahead of the café racer and technology curve with the CS-1X and FantomView."
- **VR Scout**
  "Owners can select from a variety of custom parts and watch as each selected component automatically snaps to place on their tasty cafe racer."
- **Riders**
  "The world's first custom motorcycle designed in Augmented Reality (AR). Meet the CS-1X."
- **Jay Leno's Garage**
  Jay Leno gives a full ride review of the CS-1 Cafe Racer.
- **Los Angeles Times**
  The Los Angeles Times takes the CS-1 for a spin.



founders Ryan Rajewski, left, and Casey Stevenson, center, with Rob Schnabel in their
uilt from a single-cylinder workhorse that is out of sync with modern aesthetics.

DON KELSEN Los Angeles Times

MOTORCYCLES

Do-it-yourself Cinderella bike is a bit of magic

—

TEAM



Casey Stevenson
Strategy

After college, Casey worked at NASA designing microgravity experiments for Space Shuttle mission STS-95: John Glenn's return to space. Afterwards, he moved to Los Angeles to join a rock band. He met Ryan in 2002 through their shared interests in music production, and they've been working on innovative projects ever since. In 2010, he left his job as an I.T. manager to pursue interests in AR, robotics, and motorcycles. His design for a modular motorcycle kit received international acclaim and became Ryca's first success: The CS-1 Café Racer.



Ryan Rajewski
Operations

Ryan built his first car at the age of 14, cementing his lifetime obsession with all things automotive. In college, he studied automotive technology, engineering, and digital media, and has since pursued a lifetime of motorcycle and auto-related careers. Prior to co-founding Ryca, he ran his own custom fabrication shop and was a cast member of the television production of "Ultimate Green Machine". He has now expanded his love of vehicles into the world of Augmented Reality, helping to develop the first versions of Ryca's AR technology.





Yohan Baillot
Tech Lead

Yohan is a pioneer in the field of Augmented Reality, with 25 years of experience in ground-breaking R&D. He developed AR vehicle systems for the US Army, deployed an AR assembly system for F35 fighter pilots, and developed one of the first visual-inertial hybrid tracking systems. He is the founder of the ARForum and was the general chair of the International Symposium on Mixed and Augmented Reality in Washington D.C. He is the author of over 30 publications with 6 published patents and a member of the IEEE Computer Society.

Laurent Levy
Business Development

Over 20 years of IT services and management of tech companies in North America, Europe and Asia. In 2010, Laurent set up digital marketing and AR R&D centers in China. He managed and delivered projects throughout Asia for Fortune International 500 companies for Retail, Automotive, Real Estate, Fashion, and Cosmetics industries. He also set up offshore delivery centers in Eastern Europe (Romania, Ukraine) and Asia (India, China).

USE OF PROCEEDS

If the offering's maximum amount of $617,999 is raised:

Use	Value	% of Proceeds
Research & Development	$205,000	33.2%
Intellectual Property	$50,000	8.1%
Licensing Activities	$65,000	10.5%
Marketing and Trade Shows	$75,000	12.1%
General & Administrative	$150,000	24.3%
Professional Services	$42,718	6.9%
Intermediary fees	$30,282	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Ryca Motors, Inc.. This offering must raise at least $10,000 by January 19, 2024 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Ryca Motors may issue additional securities to raise up to $617,999, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

2,448,653 shares
× $2.71 per share

$6,635,850 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Facebook

UPDATES

Nov 17, 2023 • Primary offering of 228,044 shares at $2.71

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